SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 28, 2010
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

P.O. Box 1910 – Level 7 Anzac House, 181 Willis Street
Wellington, New Zealand 6140
(Address of principal executive offices)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS
Item 8.01 – Other Events

Amendments to 2010 Equity Incentive Plan

On September 28, 2010, the Board of Directors and Majority Stockholders of Guinness Exploration Inc. (the ‘Company’) approved the following amendments to the Company’s 2010 Equity Incentive Plan (the “Plan”), recorded herein in attached Exhibit 10.1:

(i)	Section 2.3 Individual Award Limitation is amended from a maximum grant of 10% to a maximum grant of 20% to any individual.

(ii)	Section 10 Transferability is amended to allow for transfers by grantees.

(iii)
Section 17.1 Assumption or Replacement of Awards by Successor is amended to provide allowance for full vesting of Options in the event of mergers, consolidations, dissolutions or liquidation, or sale of substantially all of the assets of the Company.

Option Awards

On September 19, 2010, the Board approved option grants to Directors, Officers and staff totalling 4,450,000 Options for purchase of 4,450,000 common shares of the Company. These Options have terms of between 5 to 10 years; exercise prices, based on a Fair Market Valuation by the Board, ranging between $0.33 to $0.363 per share; and all vest either in two equal parts on May 31, 2010 and May 31, 2011, or fully in the event of a takeover offer or sale of a significant body of assets of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
President & Chief Executive Officer
Dated:  September 29, 2010